Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237461) and Form S-8 (Nos. 333-189511, 333-169297, 333-162218, 333-116277, 333-86966, 333-63293, and 333-35073) of The TJX Companies, Inc. of our report dated March 31, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2021